ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201                      Customer Order Instructions
(775) 684 5708
Website: www.nvsos.gov

SUBMIT THIS COMPLETED FORM WITH YOUR FILING
USE BLACK INK ONLY - DO NOT HIGHLIGHT

Processing
Service Requested:  ___ Regular  _X_ 24-Hour Expedite (additional fee included)

Name of Entity: Trim Holding Group                   Date:

                C/O Amersey Investments LLC
Return to:      300 Center Ave. Ste. 202
                Bay City, MI 48708

Contact Name:   Billie Cnudde                 Phone: 989-891-0500 ext. 111

Return Delivery: (email or fax options do not receive a copy via mail; must be ordered separately)

_X_ Email to: Billie@amerseyinvestments.com   ___ Fax to:
___ Hold for Pick Up   ___ Mail to Address Above   ___ FedEx Acct #
___ Other: (explain below)



Order Description: (include items being ordered and fee breakdown)*

Articles of Conversion     $350.00
Articles of Incorporation   275.00
24 hour expedite            125.00

Total Amount: 750.00

*PLEASE NOTE: this office keeps the original paperwork. The first file stamped copy ordered at the time of foling is at no charge. Each additional copy is $2.00 per page (plus $30.00 for each certification).

Method of Payment:
___ Check/Money Order ___ eCheck/Credit Card (attach checklist)
___ Trust Account:
___ Use balance remaining in job #

Nevada Secretary of State Customer Order Instructions Revised:
9-26-08

ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov

ePayment Checklist
(For Counter, Fax and Mail
Requests)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Service Type: Counter ___ Mail ___ Fax _X_

Order Processing Requested: (Expedite Processing Requires Additional Fees)

Regular Processing ___ 24-HOUR Expedite _X_ 2-HOUR Expedite ___ 1-HOUR Expedite

Payment by Electronic Check (account holder name and address required below) Account Type:
___ Checking   Routing Number:
___ Savings    Account Number:
               Amount of Electronic Check: USD $

Payment by Card (card holder name and billing address required below) Card Type: VISA ___ MasterCard ___ Discover ___ American Express ___

Customer Credit Card Number:                                V CODE*


* 3-digit number found on the far right of the backside of VISA, MasterCard and Discover cards
  4-digit number found on the front right side of American Express card.

NOTICE: For security and verification
purposes, all credit card payments must
include the 3 or 4-digit CVV2 code (VCode) number located on the credit card. Failure to include this code will result in the rejection of your filing or service request.



Credit Card Expiration Date:  Month              Year
                                                 Amount to Charge Card: USD $

Order Information (required)

Entity Name/Order Reference:
Account/Card Holder Information:

Name as it Appears on the Account
Billing Address
City, State, Zip
Telephone

Payment Authorization

I authorize the Secretary of State to bill an amount not to exceed the following to be charged to the above listed account(s):


X                                       Not to Exceed Amount: USD $ 750.00
Authorized Signature


Nevada Secretary of State ePayment Checklist
Revised: 2-9-09







ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov



Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 1



USE BLACK INK ONLY - DO NOT HIGHLIGHT        ABOVE SPACE IS FOR OFFICE USE ONLY



Articles of Conversion
(Pursuant to NRS 92A.205)



1. Name and jurisdiction of organization of constituent entity and resulting entity:

TNT Designs, Inc.
Name of constituent entity

Delaware                        Corporation
Jurisdiction                    Entity type *

and,

Trim Holding Group
Name of resulting entity

Nevada                          Corporation
Jurisdiction                    Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

___ The entire plan of conversion is attached to these articles.

_X_ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.

___ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330.

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Conversion Page 1
Revised: 3-26-09




ROSS MILLER
Secretary of State 204
North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov



Articles of Conversion
(PURSUANT TO NRS 92A.205)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT       ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):
5. Effective date of conversion (optional) (not to exceed 90 days after the articles are filed pursuant to NRS 92A.240)*

        Upon Receipt

6. Signatures - must be signed by:
   1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).
   2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

      TNT Designs, Inc.
      Name of constituent entity

      X                           Director
      Signature                   Title                       Date

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph
(b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date.
This statement must be included within the resulting entity's articles.

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State 92A Conversion Page 2
Revised: 3-26-09




ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov



Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)
USE BLACK INK ONLY - DO NOT HIGHLIGHT        ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of              Trim Holding Group
Corporation:

2. Registered Agent for
Service of Process:
(check only one box)

___ Commercial Registered Agent: InCorp Services, Inc.
                                 Name

___ Noncommercial Registered Agent     OR     Office or Position with Entity
       (name and address below)                 (name and address below)


Name of Noncommercial Registered Agent   OR   Name of Title of Office or Other
                                              Position with Entity

375 N. Stephanie St. Ste. 1411        Henderson    Nevada 89014-8909
Street Address                        City                Zip Code


Mailing Address (if different from    City         Nevada Zip Code
                 street address)

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 500,000,000
Par value per share: $ see pg 2
Number of shares without par value: 0

4. Names and Addresses of the Board of Directors/Trustees:(each Director/ Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Louis Bertoli
   Name

   Via Valsorda n. 47/a                Concesio                25062
   Street Address                      City         State      ZIP

2) Nitin Amersey
   Name

   300 Center Ave. Ste. 202            Bay City     MI         48708
   Street Address                      City         State      Zip Code

5. Purpose: (optional; see instructions)
   The purpose of the corporation shall be:
   The purpose for which the corporation is organized are to engage primarily in any (next page)

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

   Billie Cnudde                     X
   Name                              Incorporator Signature

   300 Center Ave. Ste. 202          Bay City     MI     48708
   Address                           City         State  Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:
   I hereby accept appointment as Registered Agent for the above named Entity.

   X
   Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity



   Date




This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 4-10-09


Article 3 continued...

The total number of shares of stock which the Corporation shall have authority to issue is 500,000,000 shares of which 400,000,000 shall be Common Stock with a par value of $0.0001 per share and 100,000,000 shall be Preferred Stock. Of which, Series 1, Class P-1 shall have 25,000,000 shares authorized with a par value of $8.75. Series 1 shall have 1:100 voting rights and shall be convertible to common at the shareholders discretion at a rate of 1:1.25. Series 2, Class P-2 shall authorize 75,000,000 shares at a par value of $7.00. Series 2 shall have 1:1 voting rights and shall be convertible to common at the shareholders discretion at a rate of 1:1 and having a total stated capital of $743,790,000.

The Board of Directors is authorized to issue the capital stock in one or more classes or one or more series of stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, shall be stated and expressed in the resolution or resolutions providing for the use issue of such stock adopted by the Board of Directors,

Article 5 continued...

type of business, investment or other pursuit or activity, whether retail or wholesale, whether commercial or industrial; and to perform any and all other lawful acts or purposes as are or may be granted to corporate entities under the laws of the State of Nevada and by any other state or foreign country. The corporation may conduct its business anywhere within the States of the United States or in any foreign country, without in any way limiting the foregoing powers. It is hereby provided that the corporation shall have the power to do any and all acts and things that may be reasonably necessary or appropriate to accomplish any of the foregoing purposes for which the corporation is formed.



ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684 5708
Website: www.nvsos.gov



Registered Agent
Acceptance

(PURSUANT TO NRS 77.310)
USE BLACK INK ONLY - DO NOT HIGHLIGHT        ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Acceptance of Appointment by Registered Agent:

In the matter of Trim Holding Group
                 Name of Business Entity

I, InCorp Services, Inc.
   Name of Registered Agent

am a: (complete only one)

a) _X_ commercial registered agent listed with the Nevada Secretary of State,

b) ___ noncommercial registered agent with the following address for service of process:

       375 N. Stephanie St. Ste. 1411         Henderson   Nevada   89014-8909
       Street Address                         City                 Zip Code

                                                          Nevada
       Mailing Address (if different from     City                 Zip Code
                        street address)

and hereby state that on            I accepted the appointment as registered
                           Date
agent for the above named business entity. Signature:

Signature:

X
Authorized Signature of R.A. or On Behalf of R.A. Company          Date


Nevada Secretary of State Form RA Acceptance
Revised: 7-1-08




ROSS MILLER
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
Phone: (775) 684 5708
Website: www.nvsos.gov

24-hour, 2-hour and 1-hour
Expedite Service Guidelines

IMPORTANT: To ensure expedited service, please mark "Expedite" in a conspicuous place at the top of the service request. Please indicate method of delivery.

24-HOUR EXPEDITE SERVICE

The Secretary of State offers a 24-hour expedite service on most filings processed by this office. If you choose to utilize this service, please enclose with your filing the additional expedite fee. Please note that this expedite fee is in addition to the standard fee charged on each filing and/or order. Check the 24-hour expedite box on your customer order instruction form. If not using our order form, state clearly in your cover letter that you are requesting 24-hour expedited service, include your telephone number and return information. Attach the order form or cover sheet to the top of your filing and submit to this office. Each filing will be returned by U.S.P.S. regular mail unless other arrangements are made. This office does not fax confirmation of a 24-hour expedite.

The fee for 24-hour handling ranges from $25.00 to $125.00. Please consult our fee schedules for the appropriate 24hour expedite fee. If you require assistance, please contact this office.

Time Constraints: Each filing submitted receives same day filing date and may be picked up within 24-hours. Filings to be mailed the next business day if received by 2:00 pm of receipt date and no later than the 2nd business day if received after 2:00 pm. Expedite period begins when filing or service request is received in this office in fileable form.

2-HOUR EXPEDITE SERVICE

The Secretary of State offers a 2-hour expedite service on most filings processed by this office. If you choose to utilize the 2-hour expedite service, please enclose with your filing an additional $500.00 per filing and/or order. Please note that this expedite fee is in addition to the standard fee charged on each filing and/or order. Complete and submit the 2-hour customer order instruction form. If not using our order form, state clearly in your cover letter that you are requesting 2hour expedited service and include your telephone number and return information. Attach the order form or cover sheet to the top of your filing and submit to this office. Each filing will be returned by U.S.P.S. regular mail unless other arrangements are made.

1-HOUR EXPEDITE SERVICE

The Secretary of State offers a 1-hour expedite service on most filings processed by this office. If you choose to utilize the 1-hour expedite service, please enclose with your filing an additional $1000.00 per filing and/or order. Please note that this expedite fee is in addition to the standard fee charged on each filing and/or order. Complete and submit the 1hour customer order instruction form. If not using our order form, state clearly in your cover letter that you are requesting 1-hour expedited service and include your telephone number and return information. Attach the order form or cover sheet to the top of your filing and submit to this office. Each filing will be returned by U.S.P.S. regular mail unless other arrangements are made. 1-Hour and 2-Hour Time Constraints: Each filing submitted for either 1-hour or 2-hour expedite receives same day filing date and will be acknowledged by fax or e-mail within expedite service time. Failure to indicate method of acknowledgement (fax or e-mail) or to provide a correct fax number or e-mail address may prevent the Secretary of State from acknowledging the filing of such documents. Filings may be picked up within the expedite service period. Filings to be mailed will be mailed out no later than the next business day following receipt. Expedite period begins when filing or service request is received in this office in fileable form.

The Secretary of State reserves the right to extend the expedite period in times of extreme volume, staff shortages or equipment malfunction. These extensions are few and will rarely extend more than a few hours.

Nevada Secretary of State Expedite Guidelines
Revised: 7-1-08